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                                  EXHIBIT 10.2

                               SUB-LEASE AGREEMENT

                               DATED JUNE 26, 2000


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                               SUB-LEASE AGREEMENT


This Lease Agreement (this "Lease") is dated June 26, 2000, by and between Barry Shore ("Sub-Landlord"), and Intelilabs Inc ("Sub-Lessee"). The parties agree as follows:

PREMISES. Sub-Landlord, in consideration of the lease payments provided in this Lease, leases to Sub-Lessee A 743 square foot suite at office building at Sepulveda Blvd (the "Premises") located at Suite 620, at 3415 S Sepulveda Blvd., Los Angeles, CA 90034.

TERM. The lease term will begin on June 26, 2000 and will terminate on January 31, 2001.

LEASE PAYMENTS. Sub-Lessee shall pay to Sub-Landlord monthly installments of $1,448.85, payable in advance on the first day of each month, for a total lease payment of $10,491.95. Lease payments shall be made to the Sub-Landlord at 811 Appelby, Marina Del Rey, CA 90291, which address may be changed from time to time by the Sub-Landlord.

SECURITY DEPOSIT. At the time of the signing of this Lease, Sub-Lessee shall pay to Sub-Landlord, in trust, a security deposit of $1,448.85 to be held and disbursed for Sub-Lessee damages to the Premises (if any) as provided by law.

POSSESSION. Sub-Lessee shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Sub-Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing. At the expiration of the term, Sub-Lessee shall remove its goods and effects and peaceably yield up the Premises to Sub-Landlord in as good a condition as when delivered to Sub-Lessee, ordinary wear and tear excepted.

DEFAULTS. Sub-Lessee shall be in default of this Lease if Sub-Lessee fails to fulfill any lease obligation or term by which Sub-Lessee is bound. Subject to any governing provisions of law to the contrary, if Sub-Lessee fails to cure any financial obligation within 5 days (or any other obligation within 10 days) after written notice of such default is provided by Sub-Landlord to Sub-Lessee, Sub-Landlord may take possession of the Premises without further notice (to the extent permitted by law), and without prejudicing Sub-Landlord's rights to damages. In the alternative, Sub-Landlord may elect to cure any default and the cost of such action shall be added to Sub-Lessee's financial obligations under this Lease. Sub-Lessee shall pay all costs, damages, and expenses (including reasonable attorney fees and expenses) suffered by Sub-Landlord by reason of Sub-Lessee's defaults. All sums of money or charges required to be paid by Sub-Lessee under this Lease shall be additional rent, whether or not such sums or charges are designated as "additional rent". The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

LATE PAYMENTS. For any payment that is not paid within 5 days after its due date, Sub-Lessee shall pay a late fee of $72.00.

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CUMULATIVE RIGHTS.  The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:

    SUB-LANDLORD:

    Barry Shore
    811 Appelby
    Marina Del Rey, CA  90291

    SUB-LEASEE:

    Intelilabs Inc
    1620 Watergardens, 3rd Floor, 26th Street
    Santa Monica, CA  90404

Such addresses may be changed from time to time by either party by providing notice as set forth above. Notices mailed in accordance with the above provisions shall be deemed received on the third day after posting.

GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of California.

ENTIRE AGREEMENT/AMENDMENT. This Lease Agreement contains the entire agreement of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.

SUB-LANDLORD:


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/s/ Barry Shore                           Date: June 22, 2000
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Barry Shore



SUB-LEASEE:
INTELILABS INC



By: /s/ Zain H. Effendi                    Date: June 22, 2000
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     Zain H Effendi,
     CEO





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